UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 19, 2017

ZNERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55152	46-1845946
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

808 A South Huntington Street
Syracuse, Indiana 46567
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (800) 931 - 5662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2017 the Company appointed Jennifer Peek to the board of directors. Ms. Peek will also serve as Chair of the Audit Committee of the Board.

Ms. Peek

Ms. Peek has had a distinguished career in Finance, Audit and Mergers and Acquisitions. From 2010 until the present she has led her own firm Peek Valuation, which specializes in financial mergers and acquisitions, outsource CFO services, business valuations and due diligence. From 1996 through 2010, Ms. Peek was a member of finance team at Sprint, where her responsibilities started with development and drafting of 10Q and 10K filings and ranged to coordination and integration of over $3 billion of 8 affiliated acquisitions over 5 years. From 1991 through 1996, she was an audit team member as a CPA at Baird, Kurtz and Dobson, primarily working with clients in manufacturing, distribution and construction. Over the course of her 25-year career, Ms. Peek has utilized a wide range of financial expertise that covers finance, mergers and acquisitions and valuations. Ms. Peek earned a Bachelor of Science in Business Administration degree from University of Central Missouri and a Master of Business Administration from Rockhurst University.

In conjunction with Ms. Peek’s acceptance of her appointment to the board of directors and as Chair of the Audit Committee, the Company issued 1,500,000 shares of its common stock (the “Shares”) and an option to purchase 1,500,000 shares of its common stock (the “Option”).  The Shares are vested immediately, are non-assessable and validly issued, are not subject to any conditions of return to the Company and were expensed immediately. The Option has a strike price of $0.10 per share, a term of 3 years, and vests in eight equal quarterly installments beginning September 30, 2017.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K. We assume no obligation to update such statements.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.             Description
99.1	Press release dated September 21st, 2017 announcing the appointment of Jennifer Peek to the Board of Directors of Znergy, Inc. and as Chair of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZNERGY, INC.

Date: September 21, 2017	By:	/s/ Christopher J. Floyd
Christopher J. Floyd
CFO and Secretary